Exhibit 99.1

Investor Presentation Metals Acquisition Corp – CSA Mine May 2023 Units NYSE: MTAL.U Class A Ordinary Shares NYSE: MTAL Redeemable Warrants NYSE: MTAL WS

This presentation (this “Presentation”) is provided for informational purposes only and has been prepared by Metals Acquisition Corp (“MAC”) in connection with the proposed business combination involving the acquisition of the CSA copper mine (“CSA”) from Glencore (the “Business Combination”) and must not be relied upon for any other purpose. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below. The distribution and use by you of the information contained in this Presentation and any other information provided to you by MAC or on its behalf may be subject to a confidentiality agreement which strictly limits the circulation and copying of the information contained herein. Without the express prior written consent of MAC, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of CSA and the Business Combination or (iv) provided to any other person, except your employees and advisors with a need to know who are advised of the confidentiality of the information. Upon request, you agree to immediately return all materials provided by MAC or on its behalf (including this Presentation) without retaining any copies or computer files of the same. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. Each recipient hereby acknowledges that (i) applicable securities laws restrict a person from communicating such material non - public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) it is familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and the legal and regulatory sanctions attached to the misuse, disclosure or improper circulation of this Presentation, and (iii) it will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b - 5 thereunder. No Offer or Solicitation This Presentation and any oral statements made in connection with this Presentation are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities, or a commitment of MAC with respect to any of the foregoing, and this Presentation shall not form the basis of any contract. The securities to which this Presentation relates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Any offer to sell securities, if made, would be made only pursuant to a definitive subscription agreement and in reliance upon an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, not involving any public offering. MAC reserves the right to amend or terminate discussions with any or all potential investors, to accept or reject any proposals and to negotiate with, or cease negotiations with, any party regarding any transaction involving MAC or CSA for any reason. There shall not be any offer or sale of any securities of MAC in any jurisdiction where, or to any person to whom, such offer or sale may be unlawful under the laws of such jurisdiction. No Representation or Warranty This Presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate CSA or a possible investment decision with respect to the Business Combination. The recipient agrees and acknowledges that this Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representations or warranties, express or implied, is or will be given by MAC or any of its affiliates, directors, officers, employees or advisers or any other person as to the value that may be realized in connection with the Business Combination, the legal, regulatory, tax, financial, accounting or other effects of the Business Combination or the accuracy or completeness of the information in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Business Combination, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. Any information, data or statistics on past performance or modeling contained herein is not an indication as to future performance. MAC assumes no obligation to update the information in this Presentation. Recipients of this Presentation should each make their own evaluation of CSA and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Only those representations and warranties that are expressly made by MAC or CSA in a definitive written agreement, if executed, and subject to the limitations and restrictions specified therein, shall have any legal effect. 1 Disclaimer

Industry and Market Data Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Although all such information has been obtained from sources believed to be reliable and are included in good faith, MAC has not independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. Accordingly, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of such data. Recipients are cautioned not to place undue weight on such information. Forward Looking Statements This Presentation includes “forward - looking statements”. MAC’s actual results may differ from expectations, estimates, and projections and, consequently, you should not rely on these forward - looking statements as predictions of future events. Words such as words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward - looking statements. These forward - looking statements may include, for example, statements about our ability to complete the Business Combination, or, if we do not consummate the Business Combination, any other initial business combination, amidst the uncertainty resulting from the ongoing COVID - 19 pandemic, and the effect of the ongoing pandemic on the economy and any business or businesses with which we consummate our initial business combination; the benefits of the Business Combination; the future financial performance of MAC Acquisition Limited (“New Mac”) following the Business Combination; expansion plans and opportunities; our public securities’ potential liquidity and trading; the lack of a market for our securities; the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect New MAC or the expected benefits of the Business Combination; the Trust Account not being subject to claims of third parties; and our financial performance following the Business Combination. These forward - looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward - looking statements. Most of these factors are outside MAC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: satisfaction of conditions to the Business Combination; adverse variances in the actual resources, reserves and life of mine inventories at CMPL from those contained in the Technical Report; adverse operating conditions and geotechnical risks applicable to CMPL’s operations; CMPL’s substantial capital expenditure requirements; CMPL’s inability to effectively manage growth; the occurrence of any event, change or other circumstances that could give rise to the termination of the Share Sale Agreement; the ability to obtain and/or maintain the listing of the New MAC Ordinary Shares and public warrants on the NYSE following the Business Combination; our and CMPL’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the Business Combination; the risks associated with cyclical demand for CMPL’s products and vulnerability to industry downturns and regional, national or global downturns; fluctuations in CMPL’s revenue and operating results; fluctuations and volatility in commodity prices and foreign exchange rates; unfavorable conditions or further disruptions in the capital and credit markets and CMPL’s or New MAC’s ability to obtain additional capital on commercially reasonable terms; competition from existing and new competitors; CMPL’s ability to integrate any businesses it acquires; CMPL’s dependence on third - party contractors to provide various services; compliance with and liabilities related to environmental, health and safety laws, regulations and other regulations, including those related to climate change, including changes to such laws, regulations and other requirements; climate change; changes in U.S., Australian or other foreign tax laws; the amount of redemptions made by public shareholders; increases in costs, disruption of supply, or shortages of materials; general economic or political conditions; and other risks and uncertainties indicated from time to time in the proxy statement/prospectus of MAC for its initial public offering, including those under “Risk Factors” therein, and in MAC’s other filings with the SEC. MAC cautions that the foregoing list of factors is not exclusive. MAC cautions readers not to place undue reliance upon any forward - looking statements, which speak only as of the date made. MAC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based. More information on potential factors that could affect MAC’s or CSA’s financial results is included from time to time in MAC’s public reports filed with the SEC, including its Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, and Current Reports on Form 8 - K as well as the proxy statement/prospectus New MAC and MAC filed with the SEC in connection with MAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed Business Combination. If any of these risks materialize or MAC’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that MAC does not presently know, or that MAC currently believes are immaterial, that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect MAC’s expectations, plans or forecasts of future events and views as of the date of this communication. MAC anticipates that subsequent events and developments will cause its assessments to change. However, while MAC may elect to update these forward - looking statements at some point in the future, MAC specifically disclaims any obligation to do so, except as required by law. These forward - looking statements should not be relied upon as representing MAC’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward - looking statements. 2 Disclaimer

Non - GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA, Free Cash Flow, C1 Cash Costs, All - in Sustaining Costs and certain ratios and other metrics derived therefrom. These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing CSA’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that CSA’s presentation of these measures may not be comparable to similarly - titled measures used by other companies. MAC believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to CSA’s financial condition and results of operations. MAC believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing CSA’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation or to the appendix found at the end of this Presentation for a reconciliation of these measures to what CSA believes are the most directly comparable measure evaluated in accordance with GAAP. This Presentation also includes certain projections of non - GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, MAC is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward - looking non - GAAP financial measures is included. For the same reasons, MAC is unable to address the probable significance of the unavailable information, which could be material to future results. Use of Projections This Presentation contains certain forecasts, including, without limitation, projected operational metrics. CSA’s independent auditors have not studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, no independent auditor has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial and operational information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial and operational information. Projections are inherently uncertain due to a number of factors outside of MAC’s and CSA’s control. While all projections, estimates and targets are necessarily speculative, MAC believes that the preparation of prospective information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance or that actual results will not differ materially from those presented in the prospective financial and operational information. Inclusion of the prospective financial and operational information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial and operational information will be achieved. Important Information About the Proposed Business Combination and Where to Find It In connection with the proposed Business Combination, New MAC and MAC have filed a registration statement and preliminary and definitive proxy statement with the SEC. MAC's shareholders and other interested persons are advised to read, the registration statement on Form F - 4, the proxy statement/prospectus contained therein and the amendments thereto and the proxy statement/prospectus as well as other documents filed with the SEC in connection with the proposed Business Combination, as these materials will contain important information about CSA, MAC, New MAC and the proposed Business Combination. The proxy statement/prospectus and other relevant materials for the proposed Business Combination mailed to shareholders of MAC as of a record date of May 5, 2023 established for voting on, among other things, the proposed Business Combination. Shareholders will also be able to obtain copies of the registration statement on Form F - 4, the proxy statement/prospectus, and other documents filed with the SEC that are incorporated by reference therein, without charge, at the SEC's website at www.sec.gov, or by directing a request to: Investors@soa - corp.com. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication. 3 Disclaimer

Participants in the Solicitation MAC and its directors and executive officers may be deemed participants in the solicitation of proxies from MAC's shareholders with respect to the Business Combination. MAC stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of MAC in MAC’s final prospectus filed with the SEC on July 30, 2021 in connection with MAC’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to MAC’s stockholders in connection with the proposed Business Combination is set forth in the proxy statement/prospectus for the proposed Business Combination. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination is included in the proxy statement/prospectus that MAC filed with the SEC. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. MAC reserves the right to negotiate with one or more parties and to enter into a definitive agreement relating to the transaction at any time and without prior notice to the recipient or any other person or entity. MAC also reserves the right, at any time and without prior notice and without assigning any reason therefor, (i) to terminate the further participation by the recipient or any other person or entity in the consideration of, and proposed process relating to, the transaction, (ii) to modify any of the rules or procedures relating to such consideration and proposed process and (iii) to terminate entirely such consideration and proposed process. No representation or warranty (whether express or implied) has been made by MAC or any of its directors, officers, employees, affiliates, agents, advisors or representatives with respect to the proposed process or the manner in which the proposed process is conducted, and the recipient disclaims any such representation or warranty. The recipient acknowledges that MAC and its directors, officers, employees, affiliates, agents, advisors or representatives are under no obligation to accept any offer or proposal by any person or entity regarding the transaction. None of MAC or any of its directors, officers, employees, affiliates, agents, advisors or representatives has any legal, fiduciary or other duty to any recipient with respect to the manner in which the proposed process is conducted. Trademarks and Trade Names MAC and CSA own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with MAC or CSA, or an endorsement or sponsorship by or of MAC or CSA. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that MAC or CSA will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. 4 Disclaimer

5 Transaction Summary T ran s action Overview • Definitive sale and purchase agreement entered into with Glencore plc (“Glencore”) for the acquisition of the CSA Copper Mine (“CSA”) • CSA is a high - grade, producing copper mine of scale, located in New South Wales, Australia, a Tier 1 mining jurisdiction P u rchase Price • US$1,100 million purchase price plus a 1.5% copper net smelter royalty (“NSR”) • Consideration (excluding the 1.5% NSR) comprises: – US$775m cash upon close – Up to US$100m of retained equity in the business by Glencore via PIPE subscription ▪ Glencore shall have the right to appoint one director to the MAC Board of Directors for every 10% of MAC voting shares that it beneficially owns ▪ Glencore will have the option to have their retained equity scaled down to US$0 subject to MAC raising sufficient equity from third party investors (with the additional equity used to increase the total cash payment) – US$225 million of deferred and contingent components ▪ Deferred: US$75 million (bearing interest at the same rate as MAC’s Mezzanine Financing Facility) payable upon MAC’s listing on the ASX or alternative equity raise ▪ Contingent: US$75 million payable if for any rolling 18 - month period (commencing at closing) the average daily LME closing copper price is >US$4.25/lb (“First Contingent Copper Payment”) (1) ▪ Contingent: US$75 million payable if for any rolling 24 - month period (commencing at closing) the average daily LME closing copper price is >US$4.50/lb (“Second Contingent Copper Payment”) (1) • Purchase price implies a 4.8x (2) multiple of 2023E EBITDA (3) Timing and Co nditions • Transaction subject to the approval of MAC’s shareholders and other customary closing conditions • Expected to be completed in mid 2023 Notes: (1) Payable as soon as milestone has been achieved. However, if one or both of the milestones are met in the first three years post - closing, the payment will only be made to the extent it does not constitute a breach of the company’s finance facilities in place at close (MAC will be subject to an obligation to use best endeavours to obtain the consent of all financiers for the payment to be made during the three - year window); (2) Based on the purchase price excluding the contingent payment and the 1.5% NSR (US$950m); (3) Based on MAC management estimates, using market offtake terms, consensus commodity prices at March 31, 2023 and assuming full year ownership. EBITDA is a non - GAAP measure, see disclaimer “Non - GAAP Financial Measures”.

Transaction Funding

Sources & Uses

Sources	US$ million	Status of Completion
Senior Debt Facility – Term Loan[1]	$205	Signed
Mezzanine Financing[1]	$135	Signed
Silver Stream[1]	$75	Signed
Other Equity[2]	$30	Committed
PIPE[3]	$175	Committed
Glencore Equity	$100	Committed
Cash in Trust (assuming 50% redemptions)[4]	$136	Illustrative based on $272m Cash in Trust
Redemptions Backstop Facility[5]	$100	Committed
Total Sources at Transaction Completion	**$955**	
Future Cash Flow and/or ASX Listing	$225	
Total Sources	**$1,180**	

Uses	US$ million
Purchase Price on Transaction Close[6]	$875
Transaction Costs[7]	$45
Surety Bond – Collateral[8]	$13
Cash	$23
Total Uses at Transaction Completion	**$955**
Deferred & Contingent Payments	$225
Total Uses	**$1,180**

Notes:
(1) Gross proceeds;
(2) Includes Sprott equity of US$15m and OGR equity of US$15m;
(3) PIPE includes US$2.3m investment from directors and officers;
(4) Assumes that 13,257,390 outstanding public shares are redeemed in connection with the transaction on a per share redemption price of $10.00 per share. To the extent redemptions are higher than the assumption, additional financing (including additional PIPE financing or backstop agreements) would be necessary to enable MAC to have sufficient funds to close the business combination;
(5) Includes US$75m copper stream and US$25m equity;
(6) Consists of US$775 million in cash and US$100 million of common equity paid to Glencore on Transaction Close (excluding 1.5% copper NSR);
(7) Includes transaction costs associated with the Senior Debt Facility, Mezzanine Financing and Equity;
(8) Reflects 50% of US$25.1m surety bond.

Source: MAC Company Information.

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7 Transaction Funding – Illustrative Scenarios Total Funding Sources at Transaction Completion $ 3 40 $34 0 $ 3 40 $175 $136 $136 $136 $130 $130 $130 $75 $75 $75 $22 5 $ 2 75 $ 1 00 $5 0 US $955m US $955m US $955m Redemptions Backstop Facility (1) PIPE (2) Cash in Trust (3) Total Debt (excluding Backstop Facility) (5,6) US$175M PIPE / US$100m Backstop Sources: MAC Company Information. Notes: (1) Includes US$75m copper stream and US$25m equity drawn on a pro - rata basis; (2) Includes Directors and Officers; (3) Assuming 50% redemptions for illustrative purposes; the actual percent redeemed will not be known until shortly before closing. To the extent redemptions are higher than the assumption, additional financing (including additional PIPE financing or backstop agreements) would be necessary to enable MAC to have sufficient funds to close the business combination; (4) Includes US$100m of Glencore equity, US$15m Sprott equity and US$15m of OGR; (5) Gross proceeds; (6) Potential to increase Total Debt sources, which would reduce the PIPE funding required. Potential to draw down on the Redemptions Backstop Facility in order to meet up to US$100m of shortfall funds (if required). Examples: • US$175m of PIPE would result in a US$100m draw down of the facility • US$225m of PIPE would result in a US$50m draw down of the facility • US$275m of PIPE would result in no draw down of the facility Glencore & Other Equity (4) Silver Stream (5) US$225M PIPE / US$50m Backstop US$275M PIPE / Nil Backstop

8 Summary PIPE Term Sheet Issuer / Exchange Metals Acquisition Corp (“MAC”) / NYSE: MTAL Offering Size • PIPE Subscription Agreements executed for a total of US$175 million • Total subscription agreements surpassed initial fundraising target of $126 million Unit Price $10.00 per unit Incorporation Jersey (1) Placement Agents Citigroup Global Markets Inc., Canaccord Genuity, and Ashanti Capital Pty Ltd Hedging Restrictions No hedging restrictions for investors from commitment through to close Notes: (1) The shares will be issued by Metals Acquisition Limited, a private limited liability company newly incorporated in Jersey, Channel Islands, with which Metals Acquisition Corp intends to consummate a redomiciliation immediately prior to the closing of the business combination. Metals Acquisition Limited will be the registrant in connection with the registration statement on Form F - 4.

Pro Forma Capital Structure

Pro Forma Ownership	Outstanding Shares at Close[1]		Fully Diluted Shares[2]	
	m shares	Ownership %	m shares	Ownership %
Existing IPO Shareholders	13.26	25%	13.26	19%
PIPE	17.45	33%	17.45	24%
PIPE & Equity Backstop facility[4]	2.50	5%	2.50	4%
Other Equity	3.00	6%	3.00	4%
Glencore Equity	10.00	19%	10.00	14%
Founder / Sponsor Shares	6.63	13%	6.63	9%
Founder / Sponsor Warrants (6,335,304 at $11.50/sh strike)	-	-	6.54	9%
Investor Warrants (8,838,260 at $11.50/sh strike)	-	-	8.84	12%
Subordinated Debt Warrants (3,187,500 at $12.50/sh strike)	-	-	3.19	4%
Total	**52.84**	**100%**	**71.40**	**100%**

Pro Forma Ownership %	Outstanding Shares at Close[1]	Fully Diluted Shares at $12.50/sh (Treasury Stock Method)[3]

- Existing Shareholders
- PIPE
- Equity Backstop
- Other Equity
- Glencore Equity
- Founder Shares
- Warrants

Additional equity expected to be secured via the PIPE / Equity Backstop facility to the extent that Cash in Trust is reduced by redemptions (up to approximately 69% PIPE ownership at close, assuming maximum redemptions)



13%
25%
19%
6%
5%
33%



12%
2%
25%
18%
6%
5%
32%

Dilution impact of warrants mitigated by cash received on exercise

Source: Company filings. Notes: (1) Assumes that 50% of public shares are redeemed. 50% redemptions is an assumption for illustrative purposes, the actual percent redeemed will not be known until shortly before closing. To the extent redemptions are higher than the assumption, additional financing (including additional PIPE financing or backstop agreements) would be necessary to enable MAC to have sufficient funds to close the business combination; (2) Fully Diluted with no adjustment for cash received on exercise of warrants; (3) Fully Diluted using the Treasury Stock Method for warrants; (4) Reflects up to US$25m equity subscription under the Redemptions Backstop Facility.

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10 Source: IRESS. Market data as of May 26, 2023. Metal Acquisition Corp’s Trading Performance (Year to Date) 0 .0 0 .5 1 .0 1 .5 2 .0 2 .5 3 .0 9 . 6 0 9 . 7 0 9 . 8 0 9 . 9 0 10 . 0 0 10 . 1 0 10 . 2 0 10 . 3 0 10 . 4 0 J a n - 2 3 J a n - 23 Fe b - 2 3 Ma r - 2 3 A p r - 2 3 Ma y - 2 3 Ma y - 2 3 Volume (m, RHS) Close Price (US$/sh, LHS) 11.9m shares traded year to date, with a cumulative value of US$122m

Potential ASX-Listing Post-Completion

There is potential for a secondary listing on the ASX to be explored post-completion to increase the investment attractiveness to high quality Australian institutional investors

Purpose	• ASX IPO to establish dual-listing post-completion • Increase investment attractiveness to high quality Australian institutional investors
Joint Lead Managers	• Barrenjoey Markets Pty Ltd (“Barrenjoey”) and Canaccord Genuity (Australia) Limited) (“Canaccord”)
Timing	• Market dependent post-completion
Quantum	• Market dependent

EV / Consensus 2023E EBITDA



Implied from Purchase Price[1,2]
ASX-listed entities
North American-listed entities
4.8x
21.5x
6.4x
Median: 13.9x
10.0x
7.9x
5.1x
2.9x
Median: 6.5x

Company	*Implied Multiple at US$950m*[1,2]	29 Metals	Sandfire	Capstone Copper	Ero Copper	Lundin Mining	Hudbay
Listing		ASX	ASX	TSX	TSX, NYSE	TSX, NASDAQ Stockholm	TSX, NYSE
Location of Key Assets	Australia	Australia	Spain, Botswana	USA, Chile, Mexico	Brazil	Chile, Brazil, USA, Finland, Portugal	USA, Peru, Canada

Sources: FactSet, MAC Company Information and Broker Research. Market data as at May 26, 2023.
Notes: (1) 2023E EBITDA based on MAC management projections, using consensus commodity price forecasts at, March 31 2023; (2) Implied EV/EBITDA based on purchase price excluding contingent payments and 1.5% Cu NSR (US$950m).

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Established Copper Mine in a Tier 1 Jurisdiction

Opportunity Overview

- ✓ High-grade copper mine in a Tier 1 mining jurisdiction with significant operating history (initial production in 1967)
- ✓ Attractive cost profile
- ✓ Substantial recent investment in plant, mine and fleet to support LOM plan and beyond
- ✓ Multiple opportunities identified to improve productivity, optimize costs, lower cut-off grade, increase the resource and extend the mine life

Location



N
QLD
Brisbane
NSW
CSA
Port Waratah
Burrendong dam
Sydney
Rail

Key Stats

Current Ownership:	Glencore (100%)
Commodity:	Copper (Silver by-product)
Product Type:	Concentrate
Mine Type:	Underground
Status:	Producing
Processing:	Conventional grinding, flotation, filtration circuits
2023E Cu Recovery:	97.5%
2023E Payable Production:	43kt copper
2023E C1 Cash Cost	US$1.41/lb (incl. by-products)(1)

Mineral Resources and Reserves

Category	Ore (Mt)	Cu Grade (%)	Cu Cont. (kt)	Ag Grade (g/t)	Ag Cont. (Moz)
Proven(2)	4.8	4.3%	208.8	17.8	2.8
Probable(2)	3.1	3.5%	105.3	13.5	1.3
Total Reserves	**7.9**	**4.0%**	**314.1**	**16.1**	**4.1**
M&I(3)	0.0	0.0%	0	0	0.0
Inferred(3)	3.5	5.6%	193	20	2.2
Total Resources(4)	**3.5**	**5.6%**	**193**	**20**	**2.2**

Sources: MAC Company Information.
Notes: (1) Based on MAC management estimates, using market offtake terms, consensus commodity prices at March 31, 2023 and assuming full year ownership. Actual results may vary based on date of deal completion; (2) Mineral Reserves are reported as of 31 December 2022 and are reported using the definitions in Item 1300 of Regulation S-K (17 CFR Part 229) (SK1300); (3) Mineral Resources are reported as of 31 December 2022 and are reported using the definitions in Item 1300 of Regulation S-K (17 CFR Part 229)(SK1300); (4) Resources are exclusive of Reserves.

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13 Mount Isa Copper Carrapateena P ro m in e nt Hill Ernest Henry CSA (2) Northparkes Capricorn Copper T ri tt o n K idd Min t o New Afton Pumpkin Hollow E loise 0. 0% 1. 0% 2. 0% 3. 0% 4. 0% 5. 0% 6. 0% $0 . 00 $0 . 50 $1 . 00 $1 . 50 $2 . 00 2022E C1 Cash Cost (U$$/Ib) $2 . 50 $3 . 00 Total Reserves Grade (% Cu) Sources: MAC Company Information and Wood Mackenzie. (1) Underground copper mines in Australia, Canada and USA producing less than 100ktpa payable copper (excluding DeGrussa, which is expected be phased out by the end of 2022). CSA based on MAC management estimates, peers as per Wood Mackenzie; (2) Based on management estimates, using market offtake terms, consensus commodity prices at March 31, 2023 and assuming full year ownership. Actual results may vary based on date of deal completion. Australian and North American Underground Copper Mine Benchmarking (1) High - quality Mining Operations x Produces high - quality copper concentrate product, with significant quantities of silver x Copper concentrate grade of c.26%, with minimal deleterious elements Cobar Mining Region: A Tier 1 Mining Jurisdiction x Extensive access to key infrastructure x Long mining history and highly supportive of the industry x Well - established mining and permitting framework x Highly experienced local skilled labour force x Stable tax and royalty fiscal regime Bubble Size Indicates 2022E Payable Copper Production High - grade Copper Mine in a Tier 1 Mining Jurisdiction

14 97.5% 97.6% 98 . 4% 98.2% 97.9% 98.0% 97.5% 97.5% 97.5% 2017A 2018A 2019A 2020A 2021A 2022A 2023E 2024E 2025E 4.98% 4 .5 7% 4.01% 3.84% 3.90% 3.68% 3.60% 3.77% 3.70% 2017A 2018A 2019A 2020A 2021A 2022A 2023E 2024E 2025E 1. 1 0 1. 0 0 1. 1 1 1. 2 2 1.06 1 1 20 53 45 44 46 41 37 4 5 50 4 8 2017A 2018A 2019A 2020A 2021A 2022A 2023E 2024E 2025E Sources: Historical filings and MAC management guidance. Milling Tonnes (Mt) Cu Grade Milled (%) Copper Production (kt) Copper Recovery (%) Improvements Targeted Between 2023 and 2025 - Back to the Future Expected MAC ownership period

Significant Cost Reduction and Optimization Potential

Significant Potential to Improve Productivity and Lower Operating Costs

C1 Cash Costs, Composite (2021A)[1]

(US$/lb Cu)


1st Quartile
2nd Quartile
3rd Quartile
4th Quartile
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
-
CSA (2021A Normalised: $1.72/lb)(3)
25%
50%
75%
100%
Cu Production Centile

C1 Cash Costs, Composite (2024E)[1,2]

(US$/lb Cu)


1st Quartile
2nd Quartile
3rd Quartile
4th Quartile
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
-
CSA (2024E: $1.30/lb)
25%
50%
75%
100%
Cu Production Centile

Significant Optimization Opportunities Identified

- A new offtake agreement on benchmark terms
- New mine fleet being delivered with improved reliability, lower maintenance cost and improved efficiency
- Equipment productivity well below industry averages due to operating practices and historical fleet reliability
- New ventilation and cooling systems being installed to increase work hours and productivity
- Significant near-mine exploration potential

C1 Cash Costs[3,4]

US$/lb Cu Production


1.72
1.43
1.41
1.30
1.36
2021A (3)
2022E
2023E
2024E
2025E

Sources: MAC Company Information and Wood Mackenzie.

Notes: (1) Cost curve presented on a composite costing basis, with primary copper mines (>65% net revenue) on a normal basis including by-product credits (such as CSA), other mines presented on a pro-rata costing basis; (2) CSA based on MAC management estimates, using market offtake terms and consensus commodity prices at March 31, 2023; peers as per Wood Mackenzie; (3) Normalised for realisation costs consistent with MAC management estimates in the forecast period (including treatment charges and refining charges); (4) Company estimates.

15

16 75% 56% Productivity Improvement Opportunities Identified Across the Operation Sources: MAC Company Information and Partners in Performance Database. CSA average January 2022 to August 2022 (actual). 72% 62% 36% 3 9 % Best Performer Upper Quartile Lower Quartile CSA Avg. 7 4% 6 8% 66% 59% Best Performer Upper Quartile Lower Quartile CSA Avg. 11 Australian Industry Average: 51% Australian Industry Average: 48% Australian Industry Average: 65% Australian Industry Average: 10 Jumbo Utilization (%) Truck Utilization (%) Lateral Advance (Metres per day per heading) Loader Utilization (%)

Well Capitalized with Modern Mining Infrastructure

Approximately US$130m of recent capital investment expected prior to transaction completion[(1)]

Status	Project	Key Benefits
✓	**Ventilation Upgrade No.1 Shaft refurbishment**	• Deeper mining capabilities at current production rates • Upgrade of primary ventilation fans • Installation of 12MW refrigeration system • Increased hoisting capacity • Supports mine life extension beyond 15 years
✓	**No.1 Shaft refurbishment**	• Increased hoisting capacity • Supports mine life extension beyond 15 years
✓	**Mill Replacement**	• New equipment replacement to reduce risk of failure • Increases efficiency and power of motors resulting in 10% capacity uplift • Completed one mill replacement, second mill replacement is now completed and is running at full capacity
✓	**Processing circuit optimization**	• Improved metal recoveries and concentrate grades • Higher results for processing material above design grade (i.e. >5%) • Reduced electricity requirements
✓	**Implementation of on-site paste backfill plant**	• Superior fill performance and faster fill cycle • Risk mitigation with previous CHF system still available in the event of paste system loss
✓	**Mine fleet replacement**	• Mine fleet replacement complete • All vehicles delivered

Sources: MAC Company Information.
Notes: (1) Excluding mine fleet replacement

17

Well Capitalized with Modern Mining Infrastructure (cont.) Vent Installation Cooling Plant Installation New Haul Truck New Fleet Loader 18

Potential to Extend Mine Life Through Resource Delineation Sources: MAC Company Information. Multiple Areas of Near - mine Resources Potential Identified with approx.8,500m of drilling excluded from current Resource Discrete copper intercepts (% Cu) Orebody classification: • Red: Measured • Orange: Indicated • Green: Inferred • Blue: Unclassified 19

Significant Near-Mine Resource Upside

Lower Cut-off Could Add Material Production and Mine Life to CSA

- Historical resource cut-off grade materially above profitable mines operating in close proximity to CSA
- Tritton Mine (Aeris) and Peak Mine (Aurelia) have a Cu resource grade of 1.2% - 1.8% vs CSA resource grade of 5.6% and cut-off of 2.5%
- Potential to add material tonnes to the CSA mining inventory and optimize processing plant utilization
  - Processing plant has a throughput capacity potential of 1.9Mtpa[1] vs current operating rate of 1.3Mtpa[2]
  - Analysis of what mineral inventory is potentially economic subject to detailed mine planning between 1.5% Cut off Grade and the current 2.5% Cut off Grade indicates a target of approximately 200,000 t of contained Cu

Underground Copper Mines in Australia[3]
(Reserve Grade % Cu)



5
4
3
2
1
CSA's 2.5% cut-off resource grade is above the current reserve grade for all underground copper mines in Australia (excluding DeGrussa[4])
CSA Cut Off Grade: 2.5%
DeGrussa (4)
CSA
Eloise
Mount Isa Copper
Capricorn Copper
Tritton
Carrapateena
Ernest Henry
Prominent Hill
Northparkes

Sources: MAC Company Information, SRK and Wood Mackenzie 2021.
Notes: (1) Estimated throughput capacity potential based on the Independent Technical assessment by SRK; (2) Based on realized production rates for 4Q CY2021; (3) Underground copper mines in Australia, Canada and USA producing less than 100ktpa payable copper; (4) Expected to be phased out by end of 2022.

20

Near - mine Exploration Potential to Further Extend Mine Life Multiple Areas of Near - mine Resources Potential Identified Sources: MAC Company Information. 21

Highly Experienced Management Team, Board and Advisors

MANAGEMENT TEAM



MICK MCMULLEN
CEO
Years of Experience: 28

Detour Gold, Stillwater Mining Company, GT Gold



JACO CROUSE
CFO
Years of Experience: 19

Detour Gold, Glencore, Barrick, Xstrata



DAN VUJCIC
CDO
Years of Experience: 18

Citi, Morgan Stanley, Jefferies

BOARD OF DIRECTORS



NEVILLE POWER
Chair
Years of Experience: 33

FMG Fortescue, Thiess, Smorgon Steel



PATRICE MERRIN
Director
Years of Experience: 50

Stillwater Mining Company, Sherritt, LAC, Glencore, Detour Gold



RASMUS GERDEMAN
Director
Years of Experience: 22

Livent, FTI Consulting, Neuberger Berman



CHARLES MCCONNELL
Director
Years of Experience: 22

Quintana Infrastructure · Development, U.S. Department of Energy



RHETT BENNETT
Director
Years of Experience: 18

Black Mountain

ADVISORS



NICK POWER
Advisor
Years of Experience: 12

FMG Fortescue, Robbins, John Holland



ASHLEY ZUMWALT-FORBES
Advisor
Years of Experience: 9

Black Mountain, Hennessy Capital, ExxonMobil

Other Key Employees



JAN COETZEE
Reserve QP and Planning Manager
Years of Experience: 28

CSA Mine, Aeris Resources, Vale, AngloGoldAshanti, Peabody, Eastplats

22

Financial Forecasts Summary

3 Year Guidance	Notes	2023E	2024E	2025E
Payable Copper Production (kt)		**43**	**49**	**46**
Payable Silver Production (koz)		**414**	**443**	**426**
C1 Cash Cost (US$/lb Cu)	1	**1.41**	**1.30**	**1.36**
All-in Sustaining Cost (US$/lb Cu)	2	**2.29**	**2.05**	**2.01**
Sustaining Capital – Cooling (US$m)		7	1	0
Sustaining Capital – Other (US$m)		21	23	15
Capitalized Development (US$m)		30	28	24
Sustaining Capital and Capitalized Development (US$m)		**58**	**52**	**39**

EBITDA Guidance	*Notes*	2023E
Copper Consensus Estimate (US$/lb)	3	**3.76**
Silver Consensus Estimate (US$/oz)	3	**20.40**
AUD / USD Consensus Estimate	3	**0.70**
Copper Revenue (US$m)	4	**357**
Silver Revenue (US$m)		**8**
Total Gross Revenue (US$m)		**366**
Operating Costs (US$m)	5	**(168)**
EBITDA (US$m)	6	**198**
Implied Purchase Price / EBITDA	7	**4.8x**

Sources: MAC Management estimates, based on market offtake terms, broker consensus at March 31, 2023 and assuming full year ownership. Actual results may vary based on date of deal completion. Notes: (1) Includes mining, processing, administrative, freight and realisation costs (including treatment charges and refining charges); (2) Includes C1 Cash Costs, royalties, corporate costs and sustaining capital costs; (3) Broker research; (4) Copper price hedges for 30% of production for the first 3 years expected to be in place (actual forward curve at time of deal completion may vary); (5) Includes 1.5% copper NSR payable to Glencore; (6) EBITDA, C1 Cash Costs and All-in Sustaining Costs are non-GAAP measures. See disclaimer "Non-GAAP Financial Measures". These do not include one-off transaction costs; (7) Implied multiple based on purchase price excluding contingent payments and 1.5% Cu NSR (US$950m).

23

Financial Forecasts – EBITDA Sensitivity (Copper Price) Source: MAC Management estimates, based on market offtake terms, broker consensus at March 31, 2023 (consensus AUD/USD of 0.68) and assuming full year ownership. Actual results may vary based on date of deal completion. 2023E EBITDA (1) (US$m) 2023E Copper Price (US$ / lb) $3.25 $3.50 $3.76 (2) $4.00 $4.25 $ 4 .50 Implied Purchase Price / EBITDA (x) 6.3x 5.4x 4.8x 4.3x 3.9x 3.6x 1 5 2 Notes: (1) Based on EBITDA guidance on Financial Forecasts Summary page; (2) 2023E Consensus estimate at March 31, 2023. 24 17 4 1 9 8 2 1 9 24 2 2 6 4

2 0 5 Notes: (1) Based on EBITDA guidance on Financial Forecasts Summary page; (2) 2023E Consensus estimate at March 31, 2023. 25 2 0 2 198 1 9 5 1 9 1 1 8 9 2023E AUD/USD 0.650 0.675 0.700 (2) 0.725 0.750 0.760 Implied Purchase Price / EBITDA (x) 4.6x 4.7x 4.8x 4.9x 5.0x 5.0x Financial Forecasts – EBITDA Sensitivity (AUD/USD) Source: MAC Management estimates, based on market offtake terms, broker consensus at March 31, 2023 and assuming full year ownership. Actual results may vary based on date of deal completion. 2023E EBITDA (1) (US$m)

CSA Ore Reserves & Mineral Resources

Ore Reserves (as at 31 December 2022)[1]

Category	Ore (Mt)	Cu Grade (%)	Cu Cont. (kt)	Ag Grade (g/t)	Ag Cont. (Moz)
Proven	4.8	4.3%	208.8	17.8	2.8
Probable	3.1	3.5%	105.3	13.5	1.3
Total Ore Reserves[3]	**7.9**	**4.0%**	**314.1**	**16.1**	**4.1**

Mineral Resources (as at 31 December 2022)[1,2]

Category	Ore (Mt)	Cu Grade (%)	Cu Cont. (kt)	Ag Grade (g/t)	Ag Cont. (Moz)
Measured	0.0	0.0%	0	0	0.0
Indicated	0.0	0.0%	0	0	0.0
Measured & Indicated[2]	0.0	0.0%	0	0	0.0
Inferred	3.5	5.6%	193	20	2.2
Total Mineral Resources[3]	**3.5**	**5.6%**	**193**	**20**	**2.2**

CSA ore reserve and mineral resource estimates

The estimates in relation to the CSA Mineral Resources and Ore Reserves estimates are reported as of 31 December 2022 and are reported using the definitions in Item 1300 of Regulation S-K (17 CFR Part 229)(SK1300).

MAC confirms that nothing has come to its attention that causes MAC to question the accuracy or reliability of the Mineral Resources and Ore Reserve estimates.

Mike Job of Cube Consulting Pty Limited, West Perth, acted as Qualified Person ("QP") for the Mineral Resource estimate.

Mr Jan Coetzee of Metals Acquisition Corp. acted as QP for the Mineral Reserve estimate.

Notes: (1) Mineral Reserves are reported as of 31 December 2022 and are reported using the definitions in Item 1300 of Regulation S-K (17 CFR Part 229) (SK1300); (2) Resources are exclusive of Reserves; (3) Totals may not sum due to rounding.

26

Sources: MAC Company Information. 27 Financing Terms Financing to Date Senior Debt Facility • US$258 million senior debt facility, comprising: – US$205 million acquisition term loan facility – US$25 million revolving working capital facility – A$40 million (c. US$28 million) letters of credit facility (including performance guarantees) • Led by a syndicate of 4 Australian and North American lenders (Citibank, Bank of Montreal Harris Bank, National Bank of Canada and Bank of Nova Scotia) • 3 year term with notional repayment sculpted over a 5 year term Mezzanine Financing • US$135 million mezzanine convertible debt facility • Led by Sprott Resource Lending Corp. and investors (“Sprott”) • 5 - year term with bullet payment • PIK interest subject to available cash flow • Interest rate margin and PIK are linked to copper price and cash flow • Includes 3.1875 million warrants (US$12.50 strike and 5 year term) • Fully subordinated to senior debt Silver S t re am • US$75 million silver stream for 100% of future silver production • Additional US$15M payable if silver price at close is >US$25.50/oz • Agreement with a subsidiary of Osisko Gold Royalties Ltd (“OGR”) Ot h e r E qui ty • US$15 million from OGR • US$15 million from Sprott PIPE • PIPE Subscription Agreements executed for a total of US$175 million at US$10.00 per unit • Includes US$2 million from Mr. McMullen and Mr. Crouse Glen core Equity • US$100 million of common equity paid to Glencore • Included in US$1,100 million purchase price Redemptions Backstop Facility • Agreement with a subsidiary of Osisko Gold Royalties Ltd (“OGR”) • Drawable at MAC’s discretion if there is shortfall of the funds required for the Business Combination as a result of redemptions • Up to US$75 million copper stream • Up to US$25 equity subscription agreement (to be subscribed for on a pro - rata basis equal to the proportion of deposit under the discretionary Copper Stream that MAC elects to draw on prior to Closing)

Risk Factors 28 Risk Factors Summary Certain factors may have a material adverse effect on our business, financial condition, results of operations and reputation. You should carefully consider the following risk factors that apply to the business and operations of the CSA copper mine (“CSA Mine” or “CMPL”) and to the potential acquisition by Metals Acquisition Corp (the “Business Combination”). The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of these risks actually occurs, alone or in combination with other events or circumstances, our business, financial condition, results of operations, future prospects and reputation, as well as our ability to realize the anticipated benefits of the Business Combination, could be materially and adversely affected. In that event, the trading price of our ordinary shares following the Business Combination could decline, and you could lose part or all of your investment. In this section, “Target” means the CSA copper mine, the “SPAC” means Metals Acquisition Corp, and the “Company,” “we,” “our” or “us” means Target (together with its consolidated subsidiaries) and MAC, collectively, for periods prior to the Business Combination and shall refer to New MAC (as defined below) and its consolidated subsidiaries for periods from and after the Business Combination. Immediately prior to the Business Combination, MAC will be merged with and into MAC Acquisition Limited (the “Merger”), with MAC Acquisition Limited continuing as the surviving company (MAC Acquisition Limited following the Merger is referred to as “New MAC”). The “Sponsor” means Green Mountain Metals LLC. These risk factors are provided to you in the context of your investment in the MAC’s ordinary shares, immediately prior to or concurrently with, and contingent upon, the consummation of the Business Combination of MAC and the Target, and are qualified in their entirety by the definitive documents and other disclosure documents. Risks Relating to CMPL’s Business and Industry • Estimates of reserves are uncertain and the volume and grade of ore actually recovered may vary from our estimates. • Our mining activities are subject to adverse operating conditions and geotechnical risks, which could adversely impact our ore recoveries and mining efficiencies. • To maintain our business, we will be required to make substantial capital expenditures. If we are unable to obtain needed capital or financing on satisfactory terms, it could have an adverse impact on our results of operations. • Our management of tailings are subject to significant environmental, health, safety and engineering challenges and risks, including the need to expand our tailings storage capacity that could adversely affect our business. • Interruption or other disruptions and delays to our operations could have a material adverse effect on our cash flow, results of operations and financial condition. • Our expected reduction in total direct site operating costs and increase in mined tonnages may not be realized in the short term or at all. • All production from the CSA Mine is sold to a single customer, GIAG, and such reliance on GIAG as a key customer may have significant consequences for CMPL’s cash flow and broader financial position. • Future project expansion and exploration success may not be achieved. • Maintenance of mining tenement title and approvals is essential to the ongoing conduct of our operations. • Land access to current or future mining tenements may not always be guaranteed. • The ongoing COVID - 19 pandemic could have an adverse effect on our business. • General labor market tightness in the mining sector may lead to higher costs than planned or the inability to secure the skilled workforce necessary to optimize the mine . • Severe weather events and natural disasters, such as storms and floods, may impact the ability of the CSA Mine to export its product in a timely manner and for us to otherwise conduct our operations. • Rehabilitation liabilities may increase or otherwise impact our operating margins. • Inability to access reliable transport and infrastructure could have an adverse impact on our revenue, productivity and reputation. • Equipment failure at the CSA Mine could have an adverse impact on our ability to continue operations.

Risk Factors (cont.) 29 Risks Relating to the CMPL's Business and Industry (cont.) • General cost inflation across Australia, including, but not limited to, energy prices may increase the costs of production more than anticipated. • Any new native title claims recognized over the mine site may impact the ability to operate or result in higher than planned costs. • Existing and future environmental laws and may increase our costs of doing business, result in significant liabilities, fines or penalties, and may restrict our operations. • We are subject to complex laws and regulations, which could have a material adverse effect on our operations and financial results. • Violations of anti - money laundering, sanctions and compliance laws may subject us to regulatory sanctions or other claims and could materially and adversely affect our business, financial condition and reputation. • The cost, outcome or impact of existing or future litigation could materially and adversely affect our business, financial condition and reputation. • Laws and regulations governing issues involving climate change, public sentiment regarding climate change, and the physical impacts of climate change could result in increased operating costs or otherwise impact our operations or products, which could have a material adverse effect on our business. • Our current and future operations require permits and licenses, and failure to comply with or obtain such permits and licenses could have a material impact on our business. • Any new tax legislation introduced by governments may change the current tax treatment, which could adversely impact our cash flow from the mine. • Premature mine closure or placement into care and maintenance could subject us to significant additional costs and could have a detrimental effect on our financial condition. • We may be subject to community opposition or negative publicity in connection with our activities as a major mining company. • We may be adversely affected by fluctuations in demand for, and prices of, copper. • Our operations are underpinned by numerous contractual arrangements with third parties and non - compliance with these arrangements may substantially affect our operations or profits. • Appreciation of the Australian dollar against the U.S. dollar could have the effect of increasing our mine’s cost of production, thus reducing our margins. • We depend on key personnel for the success of our business. • Our management of workplace health and safety matters may expose the company to significant risk. • Our insurance coverage may not be sufficient in all possible contexts and we may not be able to rely upon our insurance in certain circumstances. • Risks regarding international conflict and related market pressures may impact our business operations. • Information technology security breaches could harm our business activities and reputation. • Market risks and competition in the copper and battery metals industry in Australia may impact our business operations. • Sovereign risk and changes in law may impact our operations in unforeseen ways. • The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members. Financial, Tax and Accounting - Related Risks • New MAC will be an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the post - combination company’s ordinary shares less attractive to investors and may make it more difficult to compare performance with other public companies. • Changes in accounting standards may have an adverse effect on the reported financial performance of our business. • Our balance sheet includes a number of assets that may be subject to impairment risk. • Application of existing tax laws, rules or regulations are subject to interpretation by taxing authorities. • Any new tax legislation introduced by governments may change the current tax treatment, which could adversely impact our cash flow from the mine.

Risk Factors (cont.) 30 Risks Relating to the SPAC and the Business Combination • There can be no assurance that the SPAC will be able to raise sufficient capital to consummate the Business Combination. • The SPAC's Sponsor, certain members of the SPAC's board of directors and its officers have interests in the Business Combination that may conflict with those of other shareholders in recommending that shareholders vote in favor of approval of the Business Combination and other proposals. • The SPAC’s Sponsor and certain of its directors and its officers hold all of the SPAC’s founder shares and private placement warrants. They will lose their entire investment with respect to such securities if we do not complete an initial business combination. • The Merger may be a taxable event for U.S. Holders of the SPAC’s securities. • New MAC may be or become a passive foreign investment company (or “PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders. • The U.S. federal income tax treatment of the redemption of the SPAC’s Class A Ordinary Shares depends on a shareholder’s specific facts. • Subsequent to the consummation of the Business Combination, New MAC may be required to take write - downs or write - offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment. • Existing shareholders will experience significant dilution as a result of the Business Combination, the PIPE financing and related transactions, and the market price of the SPAC’s Class A Ordinary Shares may be adversely affected. Future transactions contemplated by the definitive documentation for the Business Combination may also have a dilutive effect. • Beginning in January 2022, there has been a precipitous drop in the market values of growth - oriented companies. Accordingly, securities of growth companies such as ours may be more volatile than other securities and may involve special risks. • Securities of companies formed through SPAC mergers such as ours may experience a material decline in price relative to the share price of the SPAC prior to the merger. • If the SPAC’s shareholders fail to comply with the redemption requirements specified in the proxy statement/prospectus, they will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the Trust Account. • New MAC may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless. • Following the consummation of the Business Combination, New MAC will have no direct operations and no significant assets other than the ownership of CMPL. • New MAC will incur a significant amount of debt in connection with the Business Combination that is secured by substantially all of New MAC’s assets, and may in the future incur additional indebtedness, including in connection with the closing of the Business Combination. New MAC’s payment obligations under such indebtedness may limit the funds available to New MAC, and the terms of New MAC’s debt agreements may restrict its flexibility in operating its business. • Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us. • We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants. In addition, we may amend the terms of our warrant agreement to allow for our warrants to be classified as equity in our financial statements with the approval by the holders of at least a majority of the public warrants and the private placement warrants, voting together as a single class. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our Class A Ordinary Shares purchasable upon exercise of a warrant could be decreased, all without your approval. • If you exercise your public warrants on a “cashless basis,” you will receive fewer of New MAC Ordinary Shares from such exercise than if you were to exercise such warrants for cash. • If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of New MAC securities may decline. • The SPAC’s Sponsor and the SPAC’s directors, officers, advisors and their affiliates may elect to purchase public shares or public warrants from public shareholders, which may influence a vote on the proposed Business Combination and reduce the public “float” of its Class A Ordinary Shares. • The SPAC’s initial shareholders have agreed to vote in favor of the Business Combination, regardless of how the public shareholders vote.

Risk Factors (cont.) 31 Risks Relating to the SPAC and the Business Combination (cont.) • If the SPAC is unable to complete the Business Combination or any other business combination by August 2, 2023 (or such later date as the SPAC’s shareholders may approve), the SPAC will cease all operations except for the purpose of winding up, liquidating and dissolving. In such event, third parties may bring claims against the SPAC and, as a result, the proceeds held in the Trust Account could be reduced and the per share liquidation price received by shareholders could be less than $10.00 per share and the SPAC’s warrants will expire worthless. • The SPAC’s directors may decide not to enforce the indemnification obligations of the SPAC’s Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to its public shareholders. • If, before distributing the proceeds in the Trust Account to the SPAC’s public shareholders, the SPAC files a bankruptcy petition or an involuntary insolvency petition is filed against the SPAC that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of the SPAC’s shareholders and the per share amount that would otherwise be received by the SPAC’s shareholders in connection with its liquidation may be reduced . • If, after the SPAC distributes the proceeds in the Trust Account to its public shareholders, the SPAC files a bankruptcy petition or an involuntary insolvency petition is filed against the SPAC that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the SPAC and the SPAC’s Board may be exposed to claims of punitive damages. • The ability of shareholders to exercise redemption rights with respect to a large number of shares could increase the probability that the Business Combination would be unsuccessful and that shareholders would have to wait for liquidation to redeem their stock. • The unaudited pro forma condensed combined financial information included in the proxy statement/prospectus for the Business Combination may not be indicative of what the SPAC’s actual financial position or results of operations would have been. • The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all. • There can be no assurance that the New MAC Ordinary Shares and warrants will be approved for listing on the NYSE following the Closing, or that New MAC will be able to comply with the listing standards of the NYSE. • Provisions in the Proposed Governing Documents may inhibit a takeover of New MAC, which could limit the price investors might be willing to pay in the future for New MAC Ordinary Shares and could entrench management. • You may not have the same benefits as an investor in an underwritten public offering. • Following the consummation of the Business Combination, New MAC will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations. • The SPAC has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect the SPAC’s ability to report its results of operations and financial condition accurately and in a timely manner. • New MAC’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the SOX that will be applicable to it after the Business Combination is consummated could have a material adverse effect on its business. • Unlike many blank check companies, the SPAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it easier for the SPAC to consummate the Business Combination even if a substantial majority of the SPAC’s shareholders do not agree. • If a shareholder or a “group” of shareholders are deemed to hold in excess of 15% of the issued and outstanding MAC Class A Ordinary Shares, such shareholder or group will lose the ability to redeem all such shares in excess of 15% of the issued and outstanding MAC Class A Ordinary Shares. • If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about New MAC, its business, or its market, or if they change their recommendations regarding New MAC’s securities adversely, the price and trading volume of New MAC’s securities could decline.

Risk Factors (cont.) 32 Risks Relating to New MAC’s Shares • There is no guarantee of a positive return on our New MAC’s shares. • There is no certainty that New MAC will pay dividends. • Because New MAC has no current plans to pay cash dividends on New MAC Ordinary Shares for the foreseeable future, you may not receive any return on investment unless you sell New MAC Ordinary Shares for a price greater than that which you paid for them. Risks Relating to Acquiring and Operating a Business in Non - U.S. Countries • Because CMPL’s operations are located outside of the Unites States, the SPAC may face additional burdens in connection with investigating, agreeing to and completing the Business Combination, and, if the Business Combination is consummated, New MAC may be subject to a variety of additional risks that may negatively impact its operations. • Existing and future government laws, regulations and other legal requirements that govern our business may increase our costs of doing business and may restrict our operations. • Any new tax legislation introduced by governments may change the current tax treatment, which could adversely impact our cash flow from the CSA Mine. Risks Relating to our Foreign Private Issuer Status • As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of our Ordinary Shares. • We are a “foreign private issuer” within the meaning of the rules of the NYSE on which we intend to list our Ordinary Shares and, as a result, expect to qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements. • We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense. • You may face difficulties in protecting your interests as a shareholder, as Jersey law provides substantially less protection when compared to the laws of the United States. • It may be difficult to enforce a U.S. judgment against us or our directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.